UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): APRIL 24, 2006


                                    SBE, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                     0-8419                94-1517641
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(State or other jurisdiction  (Commission File Number)     (IRS Employer
     of incorporation)                                  Identification No.)


          4000 EXECUTIVE PARKWAY, SUITE 200
                   SAN RAMON, CA                               94583
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       (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (925) 355-2000

                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

      On April 24, 2006, SBE, Inc. (the "Company") issued a press release announcing the appointment of John D'Errico to its Board of Directors. In addition to joining the Board, Mr. D'Errico is expected to be appointed to the Company's Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. The appointment of Mr. D'Errico increases the number of directors on the Company's Board to six.

      Consistent with the Company's revised director compensation policy, as an independent director, Mr. D'Errico will receive a monthly stock bonus for a number of shares equal to his monthly director fee of $2,500, divided by 85% of the closing price of the Company's common stock on a date within five business days prior to the payment date, such date to be selected by the Company in its sole discretion.

      Upon appointment to the Board, Mr. D'Errico received an option to purchase 15,000 shares of the Company's common stock at an exercise price of $1.10, equal to the closing market price of the Company's common stock on the day of Mr. D'Errico's appointment to the Board. In addition, on April 1 of each year of he serves on the Board, Mr. D'Errico will receive an option to purchase 10,000 shares of the Company's common stock. The stock options, made under the Company's 2001 Non-Employee Directors' Stock Option Plan, vest one year from the date of grant with a five-year term. Mr. D'Errico will also be entitled to reimbursement for all expenses incurred in connection with attending the Company's Board and Committee meetings.

      Mr. D'Errico, consultant, is the former Executive Vice President of LSI Logic Corp's Storage Component Business, a business unit providing leading edge solutions for the rapidly expanding storage market which included ASIC and standard product SOC components and Host Bus Adapters (HBA) including hardware and software. He was responsible for overseeing the product planning and development, engineering and marketing efforts of LSI Logic's Storage Components Division which included the day-to-day responsibility for revenue and earnings as well as building and maintaining an infrastructure that focused on long-term strategy and direction.

      Mr. D'Errico began his career at LSI Logic in 1984 in LSI's worldwide manufacturing organization. During his tenure in manufacturing he rose to the position of Vice-President of U.S. Manufacturing. During the mid-ninety's he was the Vice-President and General Manager of LSI Logic's Japanese subsidiary. He was also Vice-President and General Manager of LSI Logic's Pan Asia Marketing and Sales. Prior to LSI Logic, Mr. D'Errcio held managerial positions in manufacturing and product development at National Semiconductor, Fairchild, Solitron and Hughes Research Labs.

      Mr. D'Errico is a member of the Board of Directors of Therma Wave Corp., (Nasdaq - TWAV), a company that develops and markets optical and x-ray instruments used in the semiconductor industry. From 1998 to 2003 he was a member of the Colorado Governor's Commission on Science and Technology.

      Mr. Derrico received a bachelor's degree in Electrical Engineering from Hofstra University.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Press release dated April 28, 2006.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 28, 2006


                                                     SBE, INC.


                                             By:     /S/ DAVID BRUNTON
                                                     -----------------------
                                                     David Brunton
                                                     Chief Financial Officer